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                                                                    Exhibit 20.1


                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT


                                                                                                 Settlement Date          2/29/2004
                                                                                                 Determination Date       3/10/2004
                                                                                                 Distribution Date        3/15/2004


I.     All Payments on the Contracts                                                                                     695,296.24
II.    All Liquidation Proceeds on the Contracts with respect to Principal                                                27,190.02
III.   Repurchased Contracts                                                                                                   0.00
IV.    Investment Earnings on Collection Account                                                                               0.00
V.     Servicer Monthly Advances                                                                                          18,155.95
VI.    Distribution from the Reserve Account                                                                             100,240.16
VII.   Deposits from the Pay-Ahead Account (including Investment Earnings)                                                   976.30
VIII.  Transfers to the Pay-Ahead Account                                                                                 (1,915.22)
IX.    Less:  Investment Earnings distributions
       (a)  To Sellers with respect to the Collection Account                                                                  0.00
       (b)  To Sellers with respect to the Pay-Ahead Account                                                                  (0.73)
X.     Deposits in error                                                                                                       0.00
Total available amount in Collection Account                                                                            $839,942.72
                                                                                                                    ===============


DISTRIBUTION AMOUNTS                                                     Cost per $1000
---------------------------------------------                            --------------

1.     (a) Class A-1 Note Interest Distribution                                                     0.00
       (b) Class A-1 Note Principal Distribution                                                    0.00
           Aggregate Class A-1 Note Distribution                          0.00000000                                           0.00

2.     (a) Class A-2 Note Interest Distribution                                                     0.00
       (b) Class A-2 Note Principal Distribution                                                    0.00
           Aggregate Class A-2 Note Distribution                          0.00000000                                           0.00

3.     (a) Class A-3 Note Interest Distribution                                                     0.00
       (b) Class A-3 Note Principal Distribution                                                    0.00
           Aggregate Class A-3 Note Distribution                          0.00000000                                           0.00

4.     (a) Class A-4 Note Interest Distribution                                                     0.00
       (b) Class A-4 Note Principal Distribution                                                    0.00
           Aggregate Class A-4 Note Distribution                          0.00000000                                           0.00

5.     (a) Class A-5 Note Interest Distribution                                                     0.00
       (b) Class A-5 Note Principal Distribution                                                    0.00
           Aggregate Class A-5 Note Distribution                          0.00000000                                           0.00

6.     (a) Class A-6 Note Interest Distribution                                                     0.00
       (b) Class A-6 Note Principal Distribution                                                    0.00
           Aggregate Class A-6 Note Distribution                          0.00000000                                           0.00

7.     (a) Class B Note Interest Distribution                                                  15,666.40
       (b) Class B Note Principal Distribution                                                696,311.11
           Aggregate Class B Note Distribution                           66.85234836                                     711,977.51

8.     (a) Class C Note Interest Distribution                                                  98,822.83
       (b) Class C Note Principal Distribution                                                      0.00
           Aggregate Class C Note Distribution                            5.70833312                                      98,822.83

9.     Servicer Payment
       (a) Servicing Fee                                                                        8,385.98
       (b) Reimbursement of prior Monthly Advances                                             20,756.40
           Total Servicer Payment                                                                                         29,142.38

10.    Deposits to the Reserve Account                                                                                         0.00

Total Distribution Amount from Collection Account                                                                       $839,942.72
                                                                                                                    ===============


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

Reserve Account distributions to Sellers

       (a) Amounts to the Sellers (Chase USA) from Excess Collections                               0.00
       (b) Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                    0.00
       (c) Distribution from the Reserve Account to the Sellers(Chase USA)                          0.00
       (d) Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)               0.00
                  Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                   0.00
                                                                                                                    ===============

Payahead Account distributions to Sellers

       (a) Distribution from the Payahead Account to the Sellers(Chase USA)                         0.37
       (b) Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)              0.36
                  Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                   0.73
                                                                                                                    ===============

                  INTEREST
---------------------------------------------

1.     Current Interest Requirement
        (a) Class A-1 Notes    @        5.845%                                                      0.00
        (b) Class A-2 Notes    @        6.028%                                                      0.00
        (c) Class A-3 Notes    @        6.140%                                                      0.00
        (d) Class A-4 Notes    @        6.250%                                                      0.00
        (e) Class A-5 Notes    @        6.420%                                                      0.00
        (f) Class A-6 Notes    @        6.500%                                                      0.00
                  Aggregate Interest on Class A Notes                                                                          0.00
        (g) Class B Notes @             6.680%                                                                            15,666.40
        (h) Class C Notes @             6.850%                                                                            98,822.83


2.     Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                         0.00
        (b) Class A-2 Notes                                                                         0.00
        (c) Class A-3 Notes                                                                         0.00
        (d) Class A-4 Notes                                                                         0.00
        (e) Class A-5 Notes                                                                         0.00
        (f) Class A-6 Notes                                                                         0.00
        (g) Class B Notes                                                                           0.00
        (h) Class C Notes                                                                           0.00


3.     Total Distribution of Interest                                  Cost per $1000
                                                                       --------------
        (a) Class A-1 Notes                                            0.00000000                   0.00
        (b) Class A-2 Notes                                            0.00000000                   0.00
        (c) Class A-3 Notes                                            0.00000000                   0.00
        (d) Class A-4 Notes                                            0.00000000                   0.00
        (e) Class A-5 Notes                                            0.00000000                   0.00
        (f) Class A-6 Notes                                            0.00000000                   0.00
                Total Aggregate Interest on Class A Notes                                                                      0.00
        (g) Class B Notes                                              1.47102347                                         15,666.40
        (h) Class C Notes                                              5.70833312                                         98,822.83


                 PRINCIPAL
---------------------------------------------

                                                                       No. of Contracts
                                                                       ----------------
1.     Amount of Stated Principal Collected                                                   361,866.72
2.     Amount of Principal Prepayment Collected                                23             203,341.32
3.     Amount of Liquidated Contract                                            5             131,103.07
4.     Amount of Repurchased Contract                                           0                   0.00

       Total Formula Principal Distribution Amount                                                                       696,311.11

5.     Principal Balance before giving effect to Principal Distribution                   Pool Factor
                                                                                          -----------
       (a) Class A-1 Notes                                                                0.0000000                            0.00
       (b) Class A-2 Notes                                                                0.0000000                            0.00
       (c) Class A-3 Notes                                                                0.0000000                            0.00
       (d) Class A-4 Notes                                                                0.0000000                            0.00
       (e) Class A-5 Notes                                                                0.0000000                            0.00
       (f) Class A-6 Notes                                                                0.0000000                            0.00
       (g) Class B Notes                                                                  0.2642556                    2,814,322.53
       (h) Class C Notes                                                                  1.0000000                   17,312,029.25

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

6.     Remaining Principal Shortfall
       (a) Class A-1 Notes                                                                                                     0.00
       (b) Class A-2 Notes                                                                                                     0.00
       (c) Class A-3 Notes                                                                                                     0.00
       (d) Class A-4 Notes                                                                                                     0.00
       (e) Class A-5 Notes                                                                                                     0.00
       (f) Class A-6 Notes                                                                                                     0.00
       (g) Class B Notes                                                                                                       0.00
       (h) Class C Notes                                                                                                       0.00


7.     Principal Distribution                                          Cost per $1000
                                                                       --------------
       (a) Class A-1 Notes                                                0.00000000                                           0.00
       (b) Class A-2 Notes                                                0.00000000                                           0.00
       (c) Class A-3 Notes                                                0.00000000                                           0.00
       (d) Class A-4 Notes                                                0.00000000                                           0.00
       (e) Class A-5 Notes                                                0.00000000                                           0.00
       (f) Class A-6 Notes                                                0.00000000                                           0.00
       (g) Class B Notes                                                 65.38132488                                     696,311.11
       (h) Class C Notes                                                  0.00000000                                           0.00


8.     Principal Balance after giving effect to Principal Distribution                    Pool Factor
                                                                                          -----------
       (a) Class A-1 Notes                                                                 0.0000000                           0.00
       (b) Class A-2 Notes                                                                 0.0000000                           0.00
       (c) Class A-3 Notes                                                                 0.0000000                           0.00
       (d) Class A-4 Notes                                                                 0.0000000                           0.00
       (e) Class A-5 Notes                                                                 0.0000000                           0.00
       (f) Class A-6 Notes                                                                 0.0000000                           0.00
       (g) Class B Notes                                                                   0.1988743                   2,118,011.42
       (h) Class C Notes                                                                   1.0000000                  17,312,029.25



                 POOL DATA
---------------------------------------------
                                                                                                   Aggregate
                                                                          No. of Contracts     Principal Balance
1.     Pool Stated Principal Balance as of        2/29/2004                     764               19,430,040.67

2.     Delinquency Information                                                                                        % Delinquent

          (a) 31-59 Days                                                        19                   793,806.12          4.085%
          (b) 60-89 Days                                                         5                    23,195.23          0.119%
          (c) 90-119 Days                                                        3                    19,227.07          0.099%
          (d) 120 Days +                                                         0                         0.00          0.000%

3.     Contracts Repossessed during the Due Period                               0                         0.00

4.     Current Repossession Inventory                                            1                    85,131.70

5.     Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                5                   131,103.07
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                    27,190.02
                                                                                                 --------------
       Total Aggregate Net Losses for the preceding Collection Period                                                    103,913.05

6.     Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                      77,758.82

7.     Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)        614                                    5,443,578.71

8.     Weighted Average Contract Rate of all Outstanding Contracts                                                           8.864%

9.     Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                              99.302

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

              TRIGGER ANALYSIS
---------------------------------------------

1.     (a)  Average 60+ Delinquency Percentage                                1.642%
       (b) Delinquency Percentage Trigger in effect ?                                                 NO

2.     (a)  Average Net Loss Ratio                                            0.022%
       (b)  Net Loss Ratio Trigger in effect ?                                                        NO
       (c)  Net Loss Ratio (using ending Pool Balance)                        0.115%

3.     (a) Servicer Replacement Percentage                                    0.386%
       (b) Servicer Replacement Trigger in effect ?                                                   NO



               MISCELLANEOUS
---------------------------------------------

1.     Monthly Servicing Fees                                                                                              8,385.98

2.     Servicer Advances                                                                                                  18,155.95

3.     (a)  Opening Balance of the Reserve Account                                                                      5,325,240.59
       (b)  Deposits to the Reserve Account                                                               0.00
       (c)  Investment Earnings in the Reserve Account                                                 2,527.42
       (d)  Distribution from the Reserve Account                                                   (100,240.16)
       (e)  Ending Balance of the Reserve Account                                                                      5,227,527.85

4.     Specified Reserve Account Balance                                                                               5,325,240.59

5.     (a)  Opening Balance in the Pay-Ahead Account                                                                       2,470.39
       (b)  Deposits to the Pay-Ahead Account from the Collection Account                              1,915.22
       (c)  Investment Earnings in the Pay-Ahead Account                                                   0.73
       (d)  Transfers from the Pay-Ahead Account to the Collection Account                              (976.30)
       (e)  Ending Balance in the Pay-Ahead Account                                                                        3,410.04